EXHIBIT 99.1

ROCK ENERGY TO PRESENT AT ENERCOM’S

OIL & GAS CONFRENCE TODAY

PowerPoint Presentation Available on www.RockEnergyResources.net

HOUSTON — (PR NEWSWIRE) – August 14, 2008 – Rock Energy Resources, Inc. (OTCBB:RCKE), an independent domestic oil and natural gas company, today announced that it will be presenting at EnerCom’s Oil and Gas Conference.  Among topic’s of discussion at the event will be single point financial guidance, in lieu of a range of estimates for Rock Energy’s current oil and gas development projects, which include Diatomite and Monterey production in Orcutt and Diatomite production in NW Casmalia – both located in Santa Barbara County; and Wilcox development projects in South Texas.

The Company is updating guidance based on a number of key events that have occurred over the last 90 days, which include:

•                  Proven success in the Orcutt Diatomite fields for the first three wells

•                  Recompletion of the Pintail #1 that will payout in 30 days

•                  Addition of a third property in the Santa Maria Valley that potentially has more than 900 million barrels of oil in place

•                  Increased interest in Orcutt from 4.5% to 7% and Casmalia to 7%, our first earned interest

•                  Progression towards earning up to its 20% interest in all three California properties

•                  Expectation to be cashflow positive by the fourth quarter of 2008

Rocky Emery, the Company’s Founder and Chief Executive Officer, stated, “We are excited by our early progress and ongoing success, which now allows us the opportunity to develop a business plan that focuses on future value accretion.”  Rock Energy has posted an updated PowerPoint presentation and guidance that detail these developments on their website, which can be viewed immediately at www.RockEnergyResources.net.

“In addition to releasing the new financial forecasts, Rock Energy is scheduled to present at EnerCom’s 2008 Oil and Gas Conference in Denver later today, beginning at 11:00 AM ET (9:00 AM MT). The presentation will be webcasted live from the event and will be available for replay on the Company’s corporate website at www.RockEnergyResources.net beginning tomorrow morning.”

About Rock Energy Resources, Inc.

Originally formed in April of 2004 as Rock Energy Partners LP, Rock Energy Resources is a domestic oil and gas company based in Houston, Texas.  With its partners, Rock Energy is engaged in producing oil from the Diatomite and Monterey formations in the Orcutt field and from the NW Casmalia Diatomite field – both located in Santa Barbara County, California, where there is a known resource base of over 2.5 billion barrels of oil in place.

Natural gas projects include the Company’s 100% working interest in the prolific Wilcox trend in the Garwood field - a leasehold of 1,650 acres in Colorado County, Texas with 3P reserves estimated to be 40 billion cubic feet; and a 100% working interest in the Bob West Prospect, a 1,110 acre leasehold in Starr County, Texas with Wilcox discovery potential equal to 250 billion cubic feet.

For more information, please visit www.RockEnergyResources.net.

Safe Harbor Forward-Looking Statements

Forward-looking statements made in this release are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements made herein are not a guarantee of future performance.  This news release includes forward-looking statements, including with respect to the future level of business for the parties.  These statements are necessarily subject to risk and uncertainty.  Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors that could cause results to differ materially from estimated results.  Management cautions that all statements as to future results of operations are necessarily subject to risks, uncertainties and events that may be beyond the control of Rock Energy Resources, Inc., and no assurance can be given that such results will be achieved.  Potential risks and uncertainties include, but are not limited to, the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition.

For More Information, Please Contact:

ROCK ENERGY RESOURCES, INC.

Rocky Emery, CEO

713-954-3600

ELITE FINANCIAL COMMUNICATIONS GROUP

Dodi B. Handy, President and CEO

407-585-1080 or via email at RCKE@efcg.net